Exhibit 10.1

Compensation Information for Named Executive Officers

Robert Blum, President & CEO: base salary $575,000; 2014 bonus award $323,010; 2015 target bonus 60% of salary.

Sharon Barbari, Exec. Vice President, Finance & CFO: base salary $402,730; 2014 bonus award $153,440; 2015 target bonus 40% of salary.

David Cragg, Sr. Vice President, Human Resources: base salary $294,930; 2014 bonus award $95,459; 2015 target bonus 35% of salary.

Fady Malik, Sr. Vice President, Research and Development: base salary $417,835; 2014 bonus award $131,891; 2015 target bonus 40% of salary.

Andrew Wolff, Sr. Vice President, Chief Medical Officer: base salary $388,000; 2014 bonus award $85,000; 2015 target bonus 35% of salary.